Exhibit 10.14
LEASE AGREEMENT
THIS INDENTURE made as of the 1st day of July, 2010 by and between BAY WAY PROPERTIES, L.L.C., a limited liability company, located at 3068 Boardwalk Drive, P.O. Box 5467, Saginaw, Michigan 48603 (Lessor and/or Landlord), and ROBERTSON HEALTH SERVICES, INC. 3555 Pierce Road, Saginaw, MI 48604 (Lessee and/or Tenant).
1.	PREMISES: Lessor, for and in consideration of the rents to be paid by Lessee, and stipulations hereinafter does hereby lease to Lessee and Lessee hereby leases from Lessor approximately 5,625 square feet of space, more or less, located in the building at 4215 Fashion Square Blvd, Suite 3, Saginaw, Michigan 48603. This Lease includes a right to the nonexclusive use of parking facilities, sidewalks, and landscaping associated with the building, said premises are referred to herein at the “Leased Premises”.

2.	TERM: The original term of this Lease shall be for a period of two (2) years, commencing on the 1st day of July 2010 and ending June 30, 2012.

3.	RENT: The Lessee agrees to pay to Lessor as rent for said premises during the term of this Lease the sum of FIVE THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 DOLLARS, ($5,562.00) base rent per month commencing on the first day of the Lease and continuing on a like day of each and every month thereafter for the entire two (2) year term of the Lease.

In addition to the base rental set forth above, Lessee shall also reimburse Lessor for the percentage of the taxes, insurance, maintenance, utilities, and services as set forth under Paragraph 7 hereof. In the event the Lessee directly pays any of the expenses under paragraph 7, then any such expenses shall not be subject to proration in payment as contemplated herein.

4.	TAXES: The Lessor shall be responsible to pay all real estate taxes on the realty, but said taxes shall be added to the expenses set forth in Article 7 hereof. The Lessee shall be responsible to pay any and all personal property taxes with respect to its personal property which may be located in the leased premises.

5.	INSURANCE: Lessor shall be responsible to provide and furnish building insurance in accordance with any requirements deemed appropriate by Lessor, but said insurance shall be added to the expenses set forth in Article 7 hereof. The Lessee shall be responsible to maintain at its own expense contents and personal property insurance which will fully insure Lessee from any damages caused by fire or other casualty.

6.	MAINTENANCE: Lessee shall at all times keep and maintain in good order condition, and repair the interior of the Leased Premises, including all partitions, doors, glass and floor coverings therein, whether installed or owned by Lessor or Lessee (reasonable wear and tear, fire or other casualty loss covered by fire and extended coverage insurance and environmental conditions and violations of laws, ordinances or regulations existing at the time of the commencement of the original lease term excepted), but Lessee’s maintenance obligation under this sentence shall not include the roof, foundations, or structural portion of the floors and walls or other structural elements of the Leased Premises, not shall it include plumbing and/or window repairs (except window and/or plumbing conditions caused by Lessee or its invitees), mechanical or electrical systems of fixtures. Lessor shall at all times keep and maintain in good order, condition and repair the roof, foundation, structural portion of the floors and walls and other structural elements of the property, and the plumbing, mechanical and electrical systems and fixtures and anything else which is not expressly set forth as Lessee’s obligation under this Lease. Lessor warrants that the Lease Premises, including the building located thereon, will comply with all laws, codes, regulations and ordinances which are applicable as of the commencement of the original term hereof and Lessor agrees to correct and indemnify and hold harmless from any such violations which exist or arise during the term hereof, at its expense. Should Lessor or Lessee refuse or neglect to repair or maintain as required herein after reasonable notice of not less than 7 days duration, the other party hereto may undertake any such repairs and maintenance and, upon completion thereof; the defaulting party shall pay the cost for making such repairs and maintenance upon presentation of bills thereof.

7.	UTILITIES, SERVICES AND PASS-THROUGH EXPENSES: So long as Lessee shall not be in default under the terms of this Lease, Lessor shall pay the taxes, insurance and shall furnish the Leased Premises with water, heat, air-conditioning, electricity, sewage, snow removal, lawn care and refuse removal service. Such utilities shall be provided in a manner which is the same as customarily provided in similar office buildings in the Saginaw metropolitan area. Lessee shall pay its percentage share of all such charges, except utility charges which are metered direct to Lessee, which shall be the sole responsibility of Lessee to pay. Lessee shall pay its percentage share of all charges for the following expenses: all real estate taxes, insurance, water, sewer, lawn care, snow plowing, janitorial for any common areas and garbage expenses which are supplied by Lessor. Lessor shall estimate the cost of the above charges in January of each year, which estimate shall be premised on the expenses for the prior year as presented to Tenant, and Tenant shall thereafter pay said estimate monthly. At the end of each calendar year, Landlord shall present Tenant with an accounting for all properly reimbursable utility and service charges incurred by Landlord during such year. Any excess or reduced payments shall be adjusted and paid between the parties. Tenant shall have the right to audit Landlord’s books and records regarding all expenses relating to the building. If any utilities are metered direct to the Leased Premises, then the bills for the same shall be paid directly by Tenant.

8.	USE OF PREMISES: Lessee agrees that it will use the Leased Premises for lawful office purposes or any lawful purpose related to its business as permitted by applicable zoning regulations. Lessee shall in its use comply with all applicable laws, ordinances, rules, orders, regulations and requirements of Federal, Sate and City governments regulating the use by Lessee of the Premises and further covenants and agrees not to user the Leased Premises for illegal purposes.

9.	SIGNAGE: Lessee shall not erect display or affix any shade, awning, fence, antenna or any device of structure whatsoever to, upon or above the Leased Premises nor upon any building constituting a portion of the Leased Premises, nor upon the exterior walls or roof thereof without, in each instance, the consent of Lessor first obtained in writing. Consent of Lessor shall not be unreasonably withheld.

10.	ALTERATIONS: Lessee shall not make or cause to be made any structural alterations, additions or improvements without first obtaining the Lessor’s consent in writing.

11.	LIENS AND OBLIGATIONS: Lessee shall not create or permit others to create any lien or obligations against Lessor or the Leased Premises by reason of making repairs or installing material, fixtures or equipment or otherwise.

12.	COVENANTS TO HOLD HARMLESS: Lessee agrees to indemnify and save harmless Lessor against and from any and all claims, damages, costs and expenses, including reasonable attorneys fees arising from unlawful use of the Leased Premises by Lessee or from any breach or default by Lessee in the performance of any covenant or agreement to be performed by Lessee pursuant to the terms of the Lease, or from any negligent act or omission of Lessee’s agents, contractors, servants or employees in or about the Leased Premises. Lessor agrees to indemnify and save harmless Lessee against and from any and all claims, damages, costs and expenses, including reasonable attorney’s fees arising from and breach or default by Lessor in the performance of any covenant or agreement to be performed by Lessor pursuant to the terms of the Lease or from any negligent act or omission of Lessor, its agents, contractors, servants or employees in or about the Leased Premises or elsewhere in the Professional Building or adjacent land.

13.	WAIVER OF SUBROGATION: Lessor and Lessee shall not be liable to the other or anyone claiming through or under them by way of subrogation or otherwise for damage to persons or property sustained by the other party hereto or such other party’s employees, agents, servants, invitees and customers and resulting from the condition of the buildings included in the Leased Premises, the Leased Premises proper, or any equipment of appurtenances thereto, or resulting from any accident or occurrence in or about said building or the Leased Premises, or resulting directly or indirectly from any act or neglect of any other person.

14.	DESTRUCTION OF LEASED PREMISES: If the Leased Premises are damaged or partially destroyed by fire or other casualty to the extent of less than 1/4 of the then cost of replacement thereof above foundation, the Lessor shall repair such damage as quickly as is practicable and such repair shall be completed not more than 90 days after the event. In such case, this Lease shall not be terminated, but the rent shall be abated proportionately for such portion of the Leased Premises as are not reasonably usable during the period in which repairs are being made. If the Leased Premises are so destroyed or damaged to the extent of 1/4 of more of the then replacement cost thereof, then Lessor may elect not to repair or rebuild by giving notice in writing terminating this Lease within 30 days after the event, in which case this Lease shall be terminated as of the date of such notice. If such damage or partial destruction renders 1/4 or more of the premises untenantable, all rent hereunder shall abate until the Leased Premises have been restored and rendered tenantable effective as of the date of such damage or partial destruction. If such damage or partial destruction renders the premises untenantable only in part, the rent shall abate proportionately as to the portion of the premises rendered untenantable. If Lessor shall undertake to restore or repair the Leased Premises, it shall initiate and pursue the necessary work with all reasonable dispatch in a manner consistent with sound construction methods and in accordance with plans and specifications acceptable to Tenant.

Notwithstanding the foregoing, if damage or destruction renders more than 1/4 of the premises untenantable, Lessee may, in its sole discretion, declare this Lease terminated, in which case Lessee’s obligations shall be deemed terminated upon Lessee providing written notice of termination of Lessor, as provided in Paragraph 27.

15.	ASSIGNMENT OR SUBLETTING: Lessee shall not assign, mortgage, pledge, sell or in any manner transfer this Lease or any estate or interest hereunder and shall not sublet the Leased Premises or any part or parts thereof, without the previous written consent of Lessor in each instance, which consent shall not be unreasonably withheld, delayed, conditioned or denied. Lessor’s right to assign this Lease is and shall remain absolute and unqualified; provided assignee has credit worthiness equal to or greater than Lessor and provided assignee agrees to assume all of the lessor’s obligations hereunder. Lessee may, without Lessor’s consent, assign or sublet to its parent corporation, its subsidiaries and affiliates, but Lessee shall continue to be liable as an original party to the Lease. Lessee may, without seeking approval or consent of Lessor, assign or transfer its rights in the Leased premises to any entity resulting from a merger or consolidation with Lessee or from an acquisition of the stock of Lessee, or to any entity which purchases or succeeds to the business and/or assets of Lessee. Lessor agrees that is shall have no right to terminate the Lease upon the assignment, mortgage, pledge, sale, or other transfer by Lessee of this Lease or of any estate or interest hereunder as permitted above.

16.	RENT DEFAULTS: If Lessee defaults in the payment of any installments of rents when due or fails to make timely payments of any other sums due to Lessor hereunder, Lessor shall have the right to terminate this Lease and/or to proceed under Paragraph 18 hereunder if such default or failure to pay has not been cured by Lessee after 10 days written notice of default or failure to pay hereunder. In the event Lessor shall elect to terminate the Lease, Lessee shall not be released from any liability for rent hereunder prior to the date of termination by reason of Lessor’s lawful repossession of the Leased Premises or by Lessor’s taking of any other legal proceedings available to them upon such default, nor shall such termination of this Lease release Lessee from continued liability for the payment of rents due and payable prior to the date of termination.

17.	OTHER DEFAULTS: If Lessee shall default in any of the terms or provisions of the Lease other than payment of rent or other sum required to be paid to Lessor hereunder, Lessor may forward written notice of such default to the Lessee and Lessee agrees that if it be in default as set forth in such notice it shall cure such default within 30 days after such notice (or in the event such default is of such a character as to require more than 30 days to cure, the Lessee shall use due diligence to cure such default). If, however, after due notice to Lessee to cure the same, Lessee shall refuse to cure or make good any such default, Lessor may, at its option, terminate this Lease. Failure to give notice of any default shall not be deemed to be a waiver thereof nor consent to the continuation thereof. Lessor shall, in addition to any remedies provided herein, be entitled to all of the remedies of Paragraph 18 hereof.

18.	RE-ENTRY BY LESSOR and CONTINUED LIABILITY FOR RENT: If Lessee abandons or vacates the Leased Premises before the end of the term of this Lease or suffers any installment or rent or other payment to be in arrears or neglects or fails to keep or perform any of the provisions or terms of this Lease on the part of Lessee to keep and perform, and fails to cure the default prior to expiration of applicable grace periods, Lessor may, to the extent permitted by law, after notice as herein provided, terminate this Lease and/or enter said premises and remove any signs of said Lessee and relet the same as Lessor may see fit, without thereby voiding or terminating this Lease. If a sufficient sum is not realized from such reletting to equal the total rent stipulated to be paid by Lessee under the provisions of this Lease, the Lessee shall pay said deficiency during each month during the entire term, on demand; it being expressly agreed that no surrender of the demised promises and no lawful action taken on the part of the Lessor to repossess itself as of its former estate, shall release or relieve Lessee of its continued liability for the payment of rent unless such release be evidenced by written consent to Lessee from Lessor. Lessee shall also, on demand, pay the reasonable and necessary expenses of such reletting, plus Lessor’s reasonable and necessary costs for remodeling such premises for reletting purposes (such costs to be limited to remodeling costs to return the premises to its condition at the time of commencement of the original term hereof, reasonable wear and tear, fire and other casualty losses covered by insurance, maintenance and repair obligations of Lessor and environmental conditions or violations of laws, ordinances and regulations existing at the time of commencement of the original Lease term excepted), plus reasonable attorneys fees incurred by Lessor in connections with such re-entry and reletting. Following an uncured Tenant default, landlord shall have an affirmative duty to use best efforts to mitigate damages.

19.	RIGHTS CUMULATIVE: All rights and remedies of Lessor and Lessee herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

20.	SURRENDER: On the last day of the term of this Lease or upon the earlier termination thereof for any reason, Lessee shall peaceably and quietly surrender the Leased Premises in good order, condition and repair, except for reasonable wear and tear, fire or other casualty loss covered by fire and extended coverage insurance, maintenance and repair obligations of Lessor and environmental conditions or violations of laws, ordinances and regulations existing at the time of commencement of the original Lease term, and shall surrender all keys to the Leased Premises to Lessor at the place then fixed for the payment of rent. All alterations, additions, improvements and fixtures (other than those enumerated hereafter in the paragraph) which may be made or installed by Lessor upon the Leased Premises shall become the property of premises as part thereof, without disturbance, molestation or injury at the termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Lessee. At any time prior to surrender of the premise Lessee may, if not then in default, remove all trade fixtures, light fixtures, signs and other improvements installed by Lessee at Lessee’s expense. If, prior to surrender of the premises, Lessor so directs by written notice to Lessee, Lessee shall repair any damage occasioned by such removals and, if Lessee fails to do so without delay, Lessor may repair such damage and Lessee will reimburse Lessor for the cost of said repair. Any personal property not removed from the Leased Premises prior to the surrender thereof shall be deemed abandoned and Lessor shall have the unqualified right to keep, destroy, or dispose of same.

21.	HOLDING OVER: If Lessee continues to occupy the Leased Premises after the expiration of the Lease term or any extension thereof without the execution of a new lease, such holding over shall be deemed to constitute a tenancy from month to month upon the terms and conditions provided herein; provided, however, if there is a holdover without the consent of Lessor, then the base rental provided for herein shall be two times (double) the rate that would otherwise be applicable.

22.	LESSOR’S COVENANT: Upon the observance and performance of all of the covenants, term and conditions on Lessee’s part to be observed and performed, including payment of the rents herein provided, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term hereof without hindrance or interruption by Lessor or any other person or persons lawfully or equitable claiming by, through or under the Lessor, subject nevertheless, to the terms and conditions of the Lease.

23.	SUBORDINATION: Upon request of Lessor, Lessee shall subordinate its rights hereunder to the lien of any mortgage or other security interest resulting from any method of financing or refinancing, now or hereafter place upon the Leased Premises or the land or buildings of which the Leased Premises are a part and to all advances made or hereafter to be made upon the security thereof; provided, that every such mortgage or security interest shall contain a provision that the mortgagee or holder of the security interest shall recognize the validity of this Lease in the event of Landlord’s default under the terms of its mortgage or financial agreement. After execution of this Lease, Landlord shall present Tenant with a subordination, attornment, and non-disturbance agreement in the form and content acceptable to Tenant, duly executed by all mortgagees.

24.	SALE OF PROPERTY: Lessor shall have the right at any time to sell or transfer its interest in the real estate, improvements and buildings of which the Leased Premises are a part to any person, firm or corporation whatsoever. Any such sale or transfer shall be subject to this Lease and all Lessor’s covenants and obligations contained herein shall be binding upon the subsequent owner or owners thereof and such transferee from Lessor shall in writing assume the obligations of Lessor hereunder.

25.	OFFSET STATEMENT: Within 10 days after request therefore by Lessor, Lessee agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser or encumbrances, or to the Lessor, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those exceptions claimed by Lessee.

26.	NOTICES TO LESSOR: If it shall become necessary or convenient for Lessee to serve any notice or communication upon Lessor, such notice or communication shall be in writing and shall be served personally or shall be served or given by certified or registered mail or Federal Express addressed to Lessor at 3068 Boardwalk Drive, P. O. Box 5467, Saginaw, MI 48603-0467 or at such other place as it may designate in writing. If mailed as aforesaid, such notice or communication shall be deemed to have been served or given two (2) business days after deposited in the United States mail, certified mail, return receipt requested, or delivered to Federal Express, addressed as aforesaid with postage prepaid. Notices may also be provided by facsimile to established fax phone number by either party herein.

27.	NOTICE TO LESSEE: If it shall become necessary or convenient for Lessor to serve any notice or communication upon Lessee, such notice or communication shall be in writing and shall be served personally or shall be served or given by certified or registered mail or Federal Express or facsimile addressed to Lessee at the leased premises address in Saginaw Township, Michigan 48603 or at such other place as Lessee may designate in writing. If mailed as aforesaid, such notice or communication shall be deemed to have been served or given two (2) business days after deposited in the United States mail, certified mail, return receipt requested or delivered to Federal Express, addressed as aforesaid, with postage prepaid or to be billed to Lessor.

28.	ACCESS TO PREMISES: Lessor reserved the right to enter upon the Leased Premises at any time in emergency situations otherwise during normal business hours for the purpose of inspecting the same or making repair, additions or alterations, and to exhibit the Leased Premises to prospective tenants, purchasers, or others. The reasonable exercise by Lessor of any of its rights under this provision shall not be deemed an eviction or disturbance of Lessee’s use and possession of the Leased Premises.

29.	CONDEMNATION OF LEASED PREMISES: If the Leased Premises shall be condemned or taken by eminent domain by any authority having the right of eminent domain, or purchased by such authority in lieu of condemnation of said premises, then the term of this Lease shall cease and terminate as of the date title vests in the condemnor, and all rents shall be paid up to such date and any unearned rent paid in advance by Lessee shall be refunded to it, provided, however, Lessee shall thereafter have no claim against Lessor for the value of any unexpired term of the Lease. Lessee shall have no interest in any award resulting from any condemnation, except for such items in the award which may have been installed and paid for by Lessee and for which items Lessee has not been reimbursed by Lessor and moving expenses and any other property or interest of Lessee taken by condemnor.

30.	ENFORCEMENT OF PROVISIONS: Each party agrees to pay and discharge all reasonable costs, attorney’s fees and expenses which may be incurred or made by the prevailing party in enforcing the covenants and agreements of this Lease.

31.	RENEWAL OPTION: Lessee may at the end of the term of the original Lease, exercise the option to renew said Lease at the same rate of rent per month and all other terms and conditions as the original Lease for one (1) additional two (2) year period. Lessee to notify Lessor in writing of Lessee’s intention to exercise such option ninety (90) days prior to the termination date of the original Lease, and if that notice is not provided then the option herein shall be deemed void.

32.	BINDING EFFECT: This Lease shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns, except as otherwise specifically provided.
IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the 1st day of July, 2010.

IN THE PRESENCE OF:	LESSOR:

BAY WAY PROPERTIES, L.L.C.

John W. Wolf
Managing Partner

LESSOR:

ROBERTSON HEALTH SERVICES, INC.

/s/ Melissa A. Seeger	/s/ Joel C. Robertson

Dr. Joel C. Robertson
Director of Research